Exhibit 10.34

AMENDMENT TO
TRUST AGREEMENT
This amendment (the “Amendment”), effective as of the Effective Time (as defined below), to the Trust Agreement, dated May 12, 2006, as thereafter amended, by and between Oceaneering International, Inc. (the “Company”) and Evercore Trust Company, N.A. (“Evercore Trust”), as successor to United States Trust Company, National Association (the “Trust Agreement”), is made and entered into by and among the Company, Evercore Trust and Newport Trust Company, a New Hampshire trust company (“Newport”).
W I T N E S S E T H
WHEREAS, pursuant to the Trust Agreement, Evercore Trust serves as trustee of the trust created thereby (the “Trust”);
WHEREAS, on May 8, 2017, Evercore Trust entered into that certain Purchase Agreement, pursuant to which Evercore Trust will sell substantially all of the assets of its institutional and specialized fiduciary services business (“ISFS”) to Newport (which sale is hereafter referred to as the “Transaction”); and
WHEREAS, it is expected that the current ISFS management team and personnel will join Newport and will continue to manage the Trust in the ordinary course of business.
NOW, THEREFORE, the parties hereto agree as follows:

1.	Effective as of the time of closing of the Transaction (the “Effective Time”), the Trust Agreement is hereby amended to reflect:

(a)	Evercore Trust’s resignation as trustee of the Trust pursuant to Section 10 of the Trust Agreement.

(a)	That the Company appoints Newport as successor trustee of the Trust pursuant to Section 11 of the Trust Agreement.

(b)	That, to the extent Newport does not satisfy the requirements of Section 11 of the Trust Agreement, the Company hereby waives such requirements.

(c)
That (i) Evercore Trust will no longer be a party to the Trust Agreement, and (ii) all references to “Evercore Trust Company, N.A.” and “the Trustee” in the Trust Agreement shall be references to “Newport Trust Company.”

2.	The Company hereby acknowledges that Evercore Trust provided notice of its resignation as trustee of the Trust in accordance with Section 10 of the Trust Agreement.

3.	This Amendment shall be contingent upon and will only become effective upon the occurrence of the Effective Time.

4.	Except as set forth in this Amendment, the Trust Agreement shall continue in full force and effect in accordance with its terms, unamended.

5.	This Amendment shall be governed by and construed in accordance with the laws of the jurisdiction set forth in the Trust Agreement.

6.
Newport hereby accepts its appointment as successor trustee to the Trust effective as of the Effective Time, agrees to be bound by and subject to all of the provisions of the Trust Agreement from and after the Effective Time and acknowledges that all references to “Evercore Trust Company, N.A.” and “the Trustee” in the Trust Agreement shall be references to “Newport Trust Company.”

7.
The Trust Agreement, as amended hereby (including any exhibits and schedules thereto), constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

8.
This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of this 31st day of July, 2017, but effective as of the Effective Time.

OCEANEERING INTERNATIONAL, INC.

By:	/S/ ALAN R. CURTIS
	Name:	Alan R. Curtis
	Title:	Senior Vice President and Chief Financial Officer

EVERCORE TRUST COMPANY, N.A.

By:	/S/ DEMI TUPUA
	Name:	Demi Tupua
	Title:	Vice President

NEWPORT TRUST COMPANY

By:	/S/ BRYAN S. SIMMONS
	Name:	Bryan S. Simmons
	Title:	Trust Officer

The Participant (as defined in the Trust Agreement) hereby consents to the appointment of Newport Trust Company as successor trustee of the Trust Agreement and this Agreement on this 31st day of July, 2017.

/S/ JOHN R. HUFF
John R. Huff, Participant